NATIVE AMERICAN ENERGY GROUP, INC.
108-18 Queens Blvd., Suite 901
Forest Hills, NY11375
Tel: 718 408-2323
Fax: 718 793-4034

FINANCING AGREEMENT
As of July 25, 2011

1.	Issuer:	Native American Energy Group, Inc., a Delaware corporation (“NAGP” or the “Company”).

2.	Investors:
“Accredited Investors” as defined in Rule 501 of Regulation D of the Securities Act of 1933, including High Capital Funding, LLC (“HCF” or “Lead Investor”).  HCF and the other investors are referred to collectively herein as the “Investors.” The Investors and/or their permitted transferees are also referred to collectively herein as “Holders.”  The names, addresses, and the number of “Bridge Units” (as defined in “5.Securities Offered:” below) being purchased by the Investors are set forth on the signature pages hereto.

3.	Placement Agent(s):
The Company may engage one or more non-exclusive placement agents (the “Placement Agents”) which are registered as brokers or dealers with the United States Securities and Exchange Commission (“SEC”) and members of the Financial Industry Regulatory Authority, Inc. (“FINRA”);the Securities Investor Protection Corporation (“SIPC”), and the National Investment Banking Association (“NIBA”). Any exception requires the approval of the Company and the Lead Investor.

4.	Escrow Agent:
The Company and the Investors hereby appoint David A. Rapaport, Executive VP & General Counsel of the Lead Investor, to serve as escrow agent (“Escrow Agent”) hereunder, and the Escrow Agent hereby accepts such appointment subject to the terms and conditions of the Escrow Terms attached hereto as Exhibit A.

5.	Securities Offered:
Up to 24 Bridge Units for a maximum offering of $600,000, each unit comprised of a $25,000 Bridge Note (in the form of Exhibit B attached hereto) and 50,000 shares of NAGP restricted common stock (the “Bridge Shares”). Fractional units may be issued at the sole discretion of the Lead Investor.  Up to six additional Bridge Units may be issued at the request of the Company with the approval of the Lead Investor.  There is no minimum number of Bridge Units.

6.	Interest:	(a)6.25% per annum during the initial term of the Bridge Note payable at the Maturity Date (as defined in “7. Maturity:” below);

(b) 8.25% per annum during any Extension Period (as defined in “7.Maturity:” below), payable at the end of each Extension Period; and

(c) 12.25%per annum default interest rate after the final Extension Period, payable monthly.

7.	Maturity:
(a)The entire principal amount of the Bridge Notes and all accrued and unpaid interest thereon is due and payable upon the earlier of (i) September 30, 2011, or within two business days following the closing of any and all other equity and/or debt financing totaling $3,000,000 or more (“Permanent Financing”)(the “Maturity Date”); provided that NAGP shall make mandatory prepayments on the Bridge Notes equal to 25% of the gross proceeds received from each closing of the first $3,000,000 of Permanent Financing, which shall be applied to the outstanding principal. Such mandatory prepayments shall be paid to the Escrow Agent for the benefit of the Holders of Bridge Notes on a pro rata basis.

(b)The Bridge Notes may be prepaid at any time without premium or penalty.

(c)In the event the Company shall not have closed on a cumulative total of $3,000,000 or more of Permanent Financing on or before September 30, 2011, the Company shall have the right to extend the Maturity Date for up to two additional one month periods (each an “Extension Period”), until November 30, 2011 (each an “Extended Maturity Date”), by providing written notice of such extension to the Placement Agents, the Lead Investor, and the Escrow Agent within three business days prior to any Maturity Date or Extended Maturity Date.

8.	Purchase Price:
The aggregate purchase price (“Purchase Price”) of a Bridge Unit shall be the principal amount of a Bridge Note.  For federal income tax purposes, the Company will allocate 80% of the purchase price to the Bridge Note and 20% of the purchase price to the Bridge Shares.  The portion allocated to the Bridge Shares will be treated as “original issue discount.”

9.	Security:
Repayment of the Bridge Notes shall be secured by: (i) a first lien on the oil and gas leases and related equipment (excluding the mobile drilling rig owned by the Company)identified on Schedule A attached hereto;  and (ii) a first lien on lease(s) for water disposal well(s) acquired after the date hereof which are intended to be used for the wells identified on Schedule A, to be evidenced by a mortgage and security agreement (including UCC 1 filings) (the “Security Documents”) acceptable in form and substance to the Lead Investor, in its sole discretion. The Lead Investor is appointed as the agent of the Investors with full authority to exercise any and all rights and remedies of the Investors under this Financing Agreement, the Bridge Notes and the Security Documents, and to modify or amend this Financing Agreement, the Bridge Notes and/or the Security Documents, in any and all respects, with the consent of the Company. However, the Lead Investor shall not have the authority to reduce the principal amount owing under the Bridge Notes without the written consent of at least seventy-five percent in interest of the Investors, except as part of a compromise and/or settlement of claims against the Company arising from a default under the Bridge Notes.

10.	Expenses:
The Company agrees that it shall be responsible for the expenses of this transaction, including without limitation expenses incurred by the Escrow Agent, the fees and expenses of preparing and filing the Security Documents, and the fees and expenses of its counsel; provided that it shall not be responsible for any fees of the Lead Investor’s General Counsel. The Company shall also be responsible for any fees and/or expenses for the collection of the Bridge Notes.

11.	Transfer
	and Assignment:	Investors shall have the right, subject to applicable securities laws, to transfer and/or assign the Bridge Notes, and/or the Bridge Shares.

12.	Closing(s):	(a) Closing(s) shall be held from time to time at the mutual agreement of the Company, the Escrow Agent and the Lead Investor.

(b Commencing six months from the date upon which an Investor has acquired Bridge Shares, the Company shall bear the cost of any legal opinion required by the Company and/ or Pacific Stock Transfer, Inc. (or its then transfer agent) to remove the 144 restrictive legend from the certificate(s) for such Bridge Shares to enable a sale of such shares in accordance with SEC Rule 144.

(c) The Lead Investor has, prior to the first Closing, made advances to the Company, each evidenced by a demand promissory note with interest at the rate of 6.25%.  At the first Closing, the Lead Investor shall be paid an amount which is the total of all of such demand notes including interest accrued to that date. Should the Lead Investor make any advances to the Company subsequent to the first Closing or any subsequent Closing, it shall be paid an amount which is the total of all then outstanding subsequent advances including interest accrued to the date of each subsequent Closing.

(d)At each Closing, the Escrow Agent shall upon the written instructions of the Lead Investor: (i) transfer to the Lead Investor the principal and interest owing to it from NAGP as set forth in Section 12(c) above;(ii) transfer to the Placement Agent(s) any fees and/or expenses to which they are then entitled; (iii) transfer the balance of the Purchase Price funds to NAGP; and (iv) deliver the Bridge Notes and the certificates for the Bridge Shares to the Investors.

13.	SEC Reporting:
The Company will maintain the registration of its common stock under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”), and will file all reports required by the Exchange Act in a timely manner for as long as any Investor still owns Bridge Shares.  The Company’s SEC filings, including its Form 10KA for the year ended December 31, 2010, and its Form 10Q for the quarter ended March 31, 2011 are available on the SEC’s website www.(sec.gov) and on the Company website (www.nativeamericanenergy.com).

14.	Events of Default:	To include breach of any of the representations and warranties and covenants contained in any of the Further Documents (as defined in “16.Binding Agreement:” below).

15.	Jurisdiction
&Choice of Law:
All transaction documents shall be governed by and construed under the laws of the state of New York as applied to agreements entered into and to be performed entirely within such state, without giving effect to principles of conflicts of law.  The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in the City of New York in connection with any action relating to this transaction.

16.	Binding Agreement:
All parties executing this Financing Agreement shall be legally bound by the above terms, and by the terms of the further documents, including without limitation, the Escrow Terms (Exhibit A), the Bridge Notes (Exhibit B), Security Documents, Subscription Agreements and Accredited Investor Questionnaires(“Further Documents”).  Investors agree to execute any Further Documents when requested.  In the event there are any conflicts between any term of this Financing Agreement and any term of any Further Documents, the terms of this Financing Agreement shall apply.  This Financing Agreement may be signed in two or more counterparts, all of which taken together shall constitute an original.  Facsimile and/or electronic signatures shall be deemed to be original signatures.

NATIVE AMERICAN ENERGY GROUP, INC.

By:	/s/ Joseph G. D’Arrigo	Date: July 27, 2011
Joseph G. D’Arrigo, Chairman & CEO

ESCROW AGENT

/s/ David A. Rapaport		Date: July 27, 2011
David A. Rapaport

333 Sandy Springs Circle, Suite 230
Atlanta, GA30328
Tel: 404 257-9150
Fax: 866 835-9632
Email: drapaport@highcapus.com

SIGNATURES OF INVESTORS ON FOLLOWING PAGES

HIGH CAPITAL FUNDING, LLC	Number of Bridge Units:_______________

Subscription Amount: $_______________

By: /s/ Frank E. Hart	Date: July 27, 2011
Frank E. Hart, President
Profit Concepts, Ltd., Manager

333 Sandy Springs Circle, Suite 230
Atlanta, GA30328
Tel: 404 257-9150
Fax: 404 257-9125
Email: ldowd@highcapus.com
Tax ID#/SS#: 13-3921591

EXHIBIT A
ESCROW TERMS

David A. Rapaport, Esq.
333 Sandy Springs Circle, Suite 230
Atlanta, GA  30328

Dear Mr. Rapaport:

The undersigned signatory(ies) to the Financing Agreement, dated as of July 25, 2011(the “Financing Agreement”) to which these Escrow Terms are attached as Exhibit A hereby appoints you as my (our) Escrow Agent, and you hereby accept such appointment, to act on my (our) behalf in connection with my (our) purchase and ownership of Bridge Units (comprised of Bridge Notes & Bridge Shares) being delivered to you as Escrow Agent in accordance with the terms of the Financing Agreement. You are authorized to hold, and to disburse in accordance with the terms of the Financing Agreement, funds remitted to you for the purchase of Bridge Units. You are further authorized and directed to hold for my (our) benefit my (our) interest in the Bridge Notes and Bridge Shares. Unless otherwise provided herein all italicized terms shall have the meanings ascribed to them in the Financing Agreement.

1. The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by Investor and the Escrow Agent.

2.  The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the property party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, except for fraud, willful misconduct, or gross negligence, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be evidence of such good faith.

3.  The reasonable costs and/or disbursements of the Escrow Agent chargeable in respect of services provided in the capacity as Escrow Agent pursuant to these Escrow Terms will be the responsibility of NAGP.  The Escrow Agent shall not charge any fees for his services as Escrow Agent.

4.  Subject to the terms of the Financing Agreement, the Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

5.  The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Bridge Notes, or the Bridge Shares or any other documents or papers deposited or called for hereunder.

6.  The Escrow Agent shall be entitled to employ such legal counsel and other experts with the prior written consent of the Company as the Escrow Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder. The Escrow Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefore.  The Escrow Agent is the Executive Vice President and General Counsel of High Capital Funding, LLC ("HCF"), the Lead Investor, and has acted as legal counsel for HCF in connection with the Financing Agreement and may continue to act as legal counsel for HCF and/or its affiliates from time to time, notwithstanding its duties as Escrow Agent hereunder.  Investor waives any and all claims and allegations of conflict in relation to the Escrow Agent’s continued representation of HCF and/or its affiliates as its attorney.

A-1

7.  The Escrow Agent’s responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent shall resign with three (3) business days prior written notice to Investors and NAGP.  In the event of any such resignation, a majority in interest of the Investors may, but shall not be required to, appoint a successor Escrow Agent.

8.  If the Escrow Agent reasonably requires other or further instruments in connection with these Escrow Terms or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

9.  It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of such property until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the property held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction in accordance with the applicable procedure therefore.

10. The Investors and NAGP agree to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from fraud, gross negligence or willful misconduct of the Escrow Agent.

11.  In the event of any action or proceeding brought by any party against another under these Escrow Terms  the prevailing party or parties shall be entitled to recover all expenses incurred through the date of final collection, including without limitation, all attorneys’ fees.

12.  Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery, overnight courier, facsimile, email or other form of electronic transmission, or three business days after deposit in the United States Postal Service, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the addresses listed below their signature, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

13.  This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws.  Facsimile transmissions of the signatures to these instructions shall be legal and binding on all parties hereto.

14. NAGP shall be entitled to rely upon the authority of Escrow Agent under these Escrow Terms unless and until NAGP is notified in writing by Escrow Agent and/or a majority in interest of Investors that such authority has been terminated and/or revoked in conformity with the terms herein.

15. These Escrow Terms supersede all prior oral and/or written agreements concerning the subject matter hereof.

A-2

EXHIBIT B
FORM OF BRIDGE NOTE

SCHEDULE A
OIL & GAS LEASES& RELATED EQUIPMENT

Schedule A-1:	Beery 2-24 & Beery 22-24 – Two oil wells located on 320 acres (N/2 of Sec.24-23N-49E) in McCone County, Montana.

Schedule A-2:	Wright 5-35 – One oil well is located on 160 acres (SW NW of Sec.35-24N-46E) in McCone County, Montana.

Schedule A-3:	Sandvick 1-11 – One oil well is located on 160 acres (SW NW of Sec.11-31N-44E) in Valley Montana.

Schedule A-4:	Cox 7-1 – One oil well is located on 80 acres (NE NE/4 of Sec.7-29N-50E) in Roosevelt County, Montana

Schedule A-5	New equipment for all wells

Schedule A Page 1